Exhibit 10.65

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of July 19, 2007, by and among Irvine Sensors Corporation, a Delaware corporation (the “Borrower”), and Longview Fund, L.P., a California limited partnership (“Lender”).

WHEREAS, the Borrower and Lender are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the Borrower and Lender desire that, upon the terms and subject to the conditions contained herein, the Borrower shall issue and deliver to the Lender, and the Lender shall advance $2,000,000 (the “Advance”) for, a promissory note of the Borrower (“Note”) in the principal amount of $2,000,000, a form of which is annexed hereto as Exhibit A; and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Borrower may issue to Lender, as provided herein, and the Lender may receive, common stock purchase warrants (the “Class B Warrants”), in the form attached hereto as Exhibit B, to purchase 500,000 shares of the Borrower’s $0.01 par value common stock (“Common Stock”) (the “Class B Warrant Shares”) and 300,000 shares of Common Stock (“Continuation Shares”) if the Borrower does not exercise the Prepayment Option on or before August 15, 2007. The Class B Warrants, Class B Warrant Shares and Continuation Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Borrower and Lender hereby agree as follows:

1. (a). Closing. The “Closing Date” shall be the date that the Advance is transmitted by wire transfer or otherwise credited to or for the benefit of the Borrower. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, Lender shall make the Advance to or for the benefit of the Borrower and the Borrower shall issue and deliver the Note to the Lender.

(b) Conditions to Closing. In addition to the satisfaction of all conditions and requirements to Closing set forth herein, the Closing shall be subject to: (i) the delivery by Borrower to the Lender of the Omnibus Security Interest Acknowledgement in form and substance acceptable to Lender granting to Lender a security interest in all of the assets of the Borrower and Subsidiaries, pari passu with the security interest presently held by Lender; (ii) the delivery by the Borrower of an unconditional guaranty made by Optex Systems, Inc., a Texas corporation, of all obligations owed by the Borrower to Lender pursuant to the Transaction Documents (as defined in Section 4(c) herein); (iii) delivery of the written consents by Alpha Capital Anstalt (“Alpha”), Barbara R. Mittman and Jolie G. Kahn to the transaction described herein, in form and substance acceptable to Lender; and (iv) the delivery of all other documents and agreements reasonably requested by Lender to effect the transactions contemplated hereby.

2. Prepayment.

(a) Prepayment Option. The Borrower may, at its sole option, elect to prepay the Note on or before August 15, 2007 on the terms and conditions set forth in Article III of the Note (the “Prepayment”). The business day upon which the Prepayment occurs, if any, is the Prepayment Date. In the event the Borrower does not exercise its right to make the Prepayment, then the Borrower must issue and deliver on or before August 21, 2007 (“Delivery Date”) the Class B Warrants and the Continuation Shares, as described in this Agreement.

(b) Class B Warrants. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class B Warrant shall be the lesser of (i) the closing bid price of the Common Stock for the trading day preceding the Closing Date but not less than $1.30 per share, or (ii) the average of the closing bid prices for the five trading days preceding August 15, 2007, as reported by Bloomberg L.P. for the Principal Market (as defined in Section 6(b)). The Class B Warrants shall be exercisable until five (5) years after the issue date of the Class B Warrants. All references herein to Warrants and Warrant Shares shall be deemed to include, respectively, the Class B Warrants and Common Stock issuable upon exercise of the Class B Warrants.

(c) Adjustments. The Warrant exercise price and number of Warrant Shares and Continuation Shares shall be equitably adjusted to offset the effect of stock splits, stock dividends, or pro rata distributions of property or equity interests to the Borrower’s shareholders, and as otherwise described in the Class B Warrant.

3. Lender’s Representations and Warranties and Covenants. Lender hereby represents and warrants to and covenants and agrees with the Borrower that:

(a) Information on Borrower. The Lender has been furnished with or has had access at the EDGAR Website of the Commission to the Borrower’s Form 10-K for the year ended October 1, 2006, and all periodic reports filed with the Commission thereafter, but not later than five days before the Closing Date (hereinafter referred to as the “Reports”). In addition, the Lender has received in writing from the Borrower such other information concerning its operations, financial condition and other matters as the Lender has requested in writing identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors the Lender deems material in deciding on the advisability of investing in the Securities.

(b) Information on Lender. The Lender is, and will be at the time of issuance and/or exercise of the Warrants and issuance of the Continuation Shares, (i) an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, experienced in investments and business matters, a Person that has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, a Person that has such knowledge and experience in financial, tax and other business matters as to enable the Lender to utilize the information made available by the Borrower to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment; (ii) not a broker-dealer under Section 15 of the Exchange Act; (iii) a Person that has the authority and is duly and legally qualified to purchase and own the Securities; and (iv) able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Lender is, and will be at the time of issuance and/or exercise of the Warrants and issuance of the Continuation Shares, accurate.

(c) Purchase of Securities. The Lender is, and will be at the time of issuance and/or exercise of the Warrants and issuance of the Continuation Shares, acquiring the Securities in the ordinary course of its business as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof. Such Lender does not and will not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(d) Compliance with Securities Act. The Lender understands and agrees that the Securities have not been and will not be registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Lender contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Notwithstanding anything to the contrary contained in this Agreement, such Lender may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate when employed in connection with the Borrower includes each Subsidiary (as defined in Section 5(a)) of the Borrower. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(e) Warrant Shares and Continuation Shares Legend. The Warrant Shares and Continuation Shares shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR BLUE SKY LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IRVINE SENSORS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f) Warrants Legend. The Warrants shall bear the following or similar legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR BLUE SKY LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE

REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IRVINE SENSORS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g) Communication of Offer. At no time was the Lender presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting.

(h) Authority; Enforceability. Lender is, and will be at the time of issuance and/or exercise of the Warrants and issuance of the Continuation Shares, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations hereunder and thereunder. This Agreement and other agreements delivered or deliverable together with this Agreement or in connection herewith have been, and will be at the time of issuance and/or exercise of the Warrants and issuance of the Continuation Shares, duly authorized, executed and delivered by the Lender and are, and will be at the time of issuance and/or exercise of the Warrants and issuance of the Continuation Shares, valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Lender has, and will have at the time of issuance and/or exercise of the Warrants and issuance of the Continuation Shares, full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Lender relating hereto.

(i) No Governmental Review. Lender understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j) Correctness of Representations. Lender represents that the foregoing representations and warranties and the representations made by Lender to Borrower in a Selling Securityholder Notice and Questionnaire delivered to Borrower at or about December 29, 2006 are true and correct as of the date hereof and, unless a Lender otherwise notifies the Borrower prior to the Closing Date shall be true and correct as of the Closing Date and as of the issuance of the Class B Warrants and Continuation Shares.

(k) Consent and Waiver. Lender (i) waives the restrictions set forth in Section 6.1(i) of the Subscription Agreement dated December 29, 2006 (the “Subscription Agreement”) with respect to the Note and, if and when issued, the Continuation Shares and the Class B Warrant (and the common stock issuable upon exercise thereof); (ii) waives the rights set forth in Section 3(c) of those certain Irvine Sensors Corporation Series 1 and Series 2 Senior Subordinated Secured Convertible Notes due December 30, 2009 dated as of December 30, 2005 assigned by Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. to the Lender and Alpha (the “Subordinated Debt Notes”) with respect to the Note and, if and when issued, the issuance of the Continuation Shares and the Class B Warrants (and the Common Stock issuable upon exercise thereof); and (iii) waives the rights set forth in Section 10(d) of the Subordinated Debt Notes and the rights set forth in Section 3.4 of the Class A Warrants dated December 29, 2006 (the “Class A Warrants”) with respect to the issuance of the Continuation Shares, the Class B Warrants and Class B Warrant Shares, if and when issued.

(l) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

4. Borrower Representations and Warranties. Except as set forth in a disclosure schedule delivered to Lender on the date hereof (the “Schedules”), the Borrower represents and warrants to and agrees with Lender that:

(a) Due Incorporation. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. The Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Borrower taken individually, or in the aggregate, as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. All the Borrower’s Subsidiaries as of the Closing Date are set forth on Schedule 4(a).

(b) Outstanding Stock. All issued and outstanding shares of capital stock of the Borrower and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

(c) Authority; Enforceability. This Agreement, the Warrants, and any other agreements delivered together with this Agreement or in connection herewith, or in connection with the agreements set forth in Section 1(b) of this Agreement to which the Borrower is a party (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Borrower and are valid and binding agreements enforceable against the Borrower in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Borrower and Subsidiaries have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Borrower’s Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or equity of the Borrower or Subsidiaries or other equity interest in any of the Subsidiaries of the Borrower except as described on Schedule 4(d). The Common Stock of the Borrower on a fully diluted basis outstanding as of the last Business Day preceding the Closing Date is set forth on Schedule 4(d).

(e) Consents. Except as set forth on Schedule 4(e), no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Borrower or any of its Affiliates, the Nasdaq Capital Market (“NCM”), nor the Borrower’s shareholders is required for the execution by the Borrower of the Transaction Documents and compliance and performance by the Borrower of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities, except the filing by the Borrower of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act and applicable Blue Sky filings. The Transaction Documents and the Borrower’s performance of its obligations thereunder have been approved unanimously by the Borrower’s directors.

(f) No Violation or Conflict. Except as set forth on Schedule 4(f), neither the sale and issuance of the Securities nor the performance of the Borrower’s obligations under this Agreement and all other agreements entered into by the Borrower relating thereto by the Borrower will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Borrower, (B) to the Borrower’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Borrower of any court, governmental agency or body, or arbitrator having jurisdiction over the Borrower or any of its Subsidiaries or over the properties or assets of the Borrower or any of its Subsidiaries, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Borrower or any of its Subsidiaries is a party, by which the Borrower or any of its Subsidiaries is bound, or to which any of the properties of the Borrower or any of its Subsidiaries is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Borrower, or any of its Subsidiaries is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Borrower; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Borrower or any of its Subsidiaries; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Borrower, nor result in the acceleration of the due date of any obligation of the Borrower; or

(iv) result in the activation of any piggy-back or other registration rights of any person or entity holding securities of the Borrower or having the right to receive securities of the Borrower.

(g) The Securities. If and when issued, the Securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the date of issuance of the Continuation Shares, exercise of the Warrants and issuance of the Warrant Shares against payment therefor will be duly and validly issued, fully paid and nonassessable and the Warrant Shares, if registered for resale pursuant to the 1933 Act and resold pursuant to an effective registration statement under the 1933 Act, will be free trading and unrestricted;

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Borrower;

(iv) will not subject the holders thereof to personal liability by reason of being such holders; and

(v) will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

(h) Reporting Company. The Borrower is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Except for the Form 10-K for the fiscal year ended October 1, 2006, the Borrower has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months pursuant to the provisions of the 1934 Act.

(i) Information Concerning Borrower. The Reports contain all material information relating to the Borrower and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the latest financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules, there has been no material adverse change in the Borrower’s business, financial condition or affairs not disclosed in the Reports (it being understood that by signing this Agreement, the Lender shall be deemed to have agreed in writing to receiving such Other Written Information and Schedules). As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made. The Other Written Information does not constitute material non-public information.

(j) No Market Manipulation. The Borrower will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Borrower to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(k) Listing. The Borrower’s Common Stock is listed on the NCM under the symbol IRSN. Except for a notice received during January 2007, which has been satisfactorily resolved, the Borrower has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for listing on the NCM nor that the Common Stock does not meet all requirements for the continuation of such listing. As of the date of this Agreement and the Closing Date, the Borrower satisfies all the requirements for the continued listing and trading of the Common Stock on the NCM.

(l) Stop Transfer. The Securities, when issued, will be restricted securities. The Borrower will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required in order to facilitate compliance with applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Lender.

(m) Not an Integrated Offering. Neither the Borrower, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Borrower for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NCM which would impair the exemptions relied upon in the offer and issuance of the Note and Securities, if and when offered and issued (“Offering”), the Borrower’s ability to timely comply with its obligations hereunder, or the continued listing of the Common Stock on the NCM. Nor will the Borrower or any of its Affiliates take any action or steps that would cause the Offering to be integrated with other offerings which integration would impair the exemptions relied upon in the Offering or the Borrower’s ability to timely comply with its obligations hereunder, or under the rules and regulations of the NCM, or impair the continued listing of the Common Stock on the NCM. The Borrower will not conduct any offering that will be integrated with the Offering, which integration would impair the exemptions relied upon in the Offering or the Borrower’s ability to timely comply with its obligations hereunder or under the rules and regulations of the NCM, or impair the continued listing of the Common Stock on the NCM.

(n) No General Solicitation. Neither the Borrower, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the Offering.

(o) Dilution. The Borrower’s executive officers and directors understand the nature of the Securities issuable hereunder and recognize that the issuance of the Securities, if and when issued, will have a potential dilutive effect on the equity holdings of other holders of the Borrower’s equity or rights to receive equity of the Borrower. The board of directors of the Borrower has unanimously concluded, in its good faith business judgment, that the issuance of the Securities, if and when issued, is in the best interests of the Borrower. The Borrower specifically acknowledges that if and when an obligation arises to issue the Continuation Shares, Warrants and Warrant Shares upon exercise of the Warrants, such obligation will be binding upon the Borrower and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Borrower or parties entitled to receive equity of the Borrower.

(p) No Disputes with Accountants and Lawyers. There are no disputes of any kind presently existing, or reasonably anticipated by the Borrower to arise, between the Borrower and the accountants and lawyers formerly or presently employed by the Borrower, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers. Schedule 4(p) describes the status of the Borrower’s relationship with its accountants.

(q) Incorporation by Reference. Except as modified on Schedule 4(q), the Borrower hereby represents and warrants for itself and each Subsidiary that all of the representations made by Borrower in Section 4 of a certain Term Loan and Security Agreement between Lender and Alpha Capital Anstalt as Lenders and the Borrower, dated as of December 29, 2006, are true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects as of the Closing Date, subject to such qualifications and exceptions set forth therein or in the Schedules delivered by Borrower therewith.

(r) Subsidiary Representations. The Borrower makes each of the representations contained in Sections 4(a), (b), (c), (d), (e), (f), (p) and (q) of this Agreement, as same relate to each Subsidiary of the Borrower, with the same qualifications to each such representation.

(s) DTC Status/Transfer Agent. The Borrower’s transfer agent is eligible to participate in and the Common Stock is eligible for transfer through DWAC pursuant to the Depository Trust Company Automated Securities Transfer Programs, subject to any restrictions imposed by securities laws. The name, address, telephone number, fax number, contact person and email address of the Borrower transfer agent are set forth on Schedule 4(s).

(t) Correctness of Representations. The Borrower represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Borrower otherwise notifies Lender prior to the Closing Date and Delivery Date, shall be true and correct in all material respects as of the Closing Date and Delivery Date, respectively. The Borrower will deliver to Lender on the Delivery Date, the Schedules described herein, updated and amended to be accurate in all material respects as of August 15, 2007 and the last Business Day preceding the Delivery Date.

(u) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

5. Regulation D Offering; Legal Opinion. The offer and issuance of the Securities to Lender will be made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. Provided that the representations and warranties of Lender contained herein are true and accurate on the Delivery Date and that no facts have changed since the Closing Date, the Borrower will provide an opinion to Lender on the Delivery Date from the Borrower’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the Offering set forth in the form of legal opinion set forth in an exhibit delivered to Lender on the date hereof. The Borrower will provide an opinion to Lender on the Closing Date from the Borrower’s legal counsel opining on certain other matters set forth in the form of legal opinion set forth in an exhibit delivered to Lender on the date hereof. The Borrower will provide its transfer agent, at the Borrower’s expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Warrants, Warrant Shares and Continuation Shares.

6. Covenants of the Borrower. The Borrower covenants and agrees with the Lender as follows:

(a) Stop Orders. The Borrower will advise the Lender, within four hours after the Borrower or its attorneys receive actual notice of issuance by the Commission, the Principal Market (as defined in Section 6(b)) or any other trading or listing market, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any Securities, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b) Listing. From the date of this Agreement and until the sooner of (i) three (3) years after the Delivery Date, or (ii) until all the Warrant Shares and Continuation Shares have been resold or transferred by Lender pursuant to a registration statement or pursuant to Rule 144, without regard to volume limitations (“End Date”), the Borrower will maintain the listing or quotation of its Common Stock on the American Stock Exchange, NCM, Nasdaq Global Market, Nasdaq Global Select Market, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Borrower will provide Lender copies of all notices it receives notifying the Borrower of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement, the NCM is the Principal Market.

(c) Market Regulations. The Borrower shall notify the Commission, Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Lender and promptly provide copies thereof to Lender.

(d) Filing Requirements. From the date of this Agreement until the End Date, the Borrower will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if Borrower is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed in connection with any of the Securities. The Borrower will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until three (3) years after the Closing Date. From the date of this Agreement until the End Date, the Borrower will use its best efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Borrower agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to Lender promptly after such filing.

(e) Reservation. Prior to the Closing Date, the Borrower undertakes to reserve, pro rata, on behalf of Lender, from its authorized but unissued Common Stock, a number of common shares equal to the Continuation Shares and 115% of the amount of Warrant Shares issuable upon exercise of the Class B Warrants. For so long as the Securities are issued or are issuable, failure to have sufficient shares reserved pursuant to this Section 6(e) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Borrower’s obligations under this Agreement.

(f) Confidentiality/Public Announcement. From the date of this Agreement and until the End Date, the Borrower agrees that except in connection with a Form 8-K and any registration statement or statements regarding the Securities, or in any other correspondence or filings with the Commission or the Principal Market, it will not disclose publicly or privately the identity of Lender unless expressly agreed to in writing by Lender or only to the extent required by law and then only upon three business days prior notice to Lender. In any event and subject to the foregoing, the Borrower undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the fourth business day after the Closing Date and to file a Form 8-K or make a public announcement not later than four business days after exercise of the Prepayment Option or, in the event the Prepayment Option is not exercised by August 15, 2007, not later than August 21, 2007 disclosing the non-exercise by the Borrower of the Prepayment option and the particular terms thereof. Prior to filing or announcement, such Forms 8-K or public announcements will be provided to Lender for its review and approval not later than three business days prior to such filing. In the Forms 8-K or public announcements, the Borrower will specifically disclose the amount of Common Stock outstanding immediately prior to the filing of the Form 8-K or public announcement. Except for notice or information relating to the Offering, upon delivery by the Borrower to Lender after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Continuation Shares, Warrants, or Warrant Shares are held by Lender, unless the Borrower has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Borrower or Subsidiaries, or unless the Borrower has complied with Section 6(h) hereof, or unless otherwise agreed to in writing by the Lender, the Borrower shall within one business day after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K or otherwise. In the event that the Borrower believes that a notice or communication to Lender contains material, nonpublic information, relating to the Borrower or Subsidiaries, the Borrower shall so indicate to the Lender contemporaneously with delivery of such notice or information. In the absence of any such indication, the Lender shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Borrower or Subsidiaries.

(h) Non-Public Information. The Borrower covenants and agrees that neither it nor any other person acting on its behalf has provided nor will provide Lender or its agents or counsel with any information that the Borrower believes constitutes material non-public information, unless prior thereto such Lender or its agents or counsel shall have agreed in writing to receive such information. The Borrower understands and confirms that Lender shall be relying on the foregoing representations in effecting transactions in securities of the Borrower.

(i) Special Waiver. The Borrower covenants not to exercise its right arising under any agreement to which the Borrower and Lender are parties, to pay any interest, damages or liquidated damages with the delivery of Common Stock, until such time as such “payment in kind” will not cause or result in a violation of the rules and regulations of the Principal Market, including but not limited to those rules limiting the amount of Common Stock that may be issued without filing a pre-approval application with the Principal Market or without obtaining approval of the shareholders of the Borrower.

(j) Offering Restrictions. For so long as the Subordinated Debt Notes remain outstanding and held by the Lender, except for Excepted Issuances (which shall have the same meaning as given such term in the Class A Warrant other than clause (xi) of such term unless the proceeds of such underwritten public offering will fully retire the debt obligations Borrower owes to Lender) and except for Excluded Stock (which shall have the same meaning as given such term in the Subordinated Debt Notes other than clause (B) of such term), the Company will not, without the prior written consent of the Lender, enter into an agreement to issue any individual equity security, convertible debt security or other individual security convertible into Common Stock or equity of the Company at a price that would trigger the anti-dilution provisions set forth in Section 10(d) of the Subordinated Debt Notes; provided however, that no consent of the Lender shall be required for the issuance of any convertible security that has an exercise price or conversion price above the Conversion Price set forth in Section 10(d) of the Subordinated Debt Notes).

7. Broker. The Borrower on the one hand, and Lender on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees or similar payments on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Borrower represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering.

8. Legal Fees. On the Closing Date, the Borrower shall pay to Grushko & Mittman, P.C., a fee of $40,000 (“Legal Fees”) as reimbursement for services rendered to Lender in connection with this Agreement and the issuance of the Note. The Legal Fees and reimbursement for estimated UCC search and filing fees and credit reports, if any, will be payable on the Closing Date.

9. Covenants of the Borrower and Lender Regarding Indemnification.

(a) The Borrower agrees to indemnify, hold harmless, reimburse and defend the Lender, the Lender’s officers, directors, agents, Affiliates, attorneys, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Lender or any such person which results, arises out of or is based upon (i) any material misrepresentation by Borrower or breach of any warranty by Borrower in this Agreement or in any Exhibits or Schedules, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Borrower of any covenant or undertaking to be performed by the Borrower hereunder, or any other agreement entered into by the Borrower and Lender relating hereto.

(b) Lender agrees to indemnify, hold harmless, reimburse and defend the Borrower and each of the Borrower’s officers, directors, agents, Affiliates, attorneys, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Borrower or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Lender in this Agreement or in any Exhibits or Schedules, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Lender of any covenant or undertaking to be performed by Lender hereunder, or any other agreement entered into by the Borrower and Lender, relating hereto.

(c) In no event shall the liability of Lender or permitted successor hereunder or under any other agreement delivered in connection herewith be greater in amount than the amount of the Advance that is actually repaid to Lender by Borrower.

(d) The procedures set forth in Section 5 of a certain Registration Rights Agreement dated as of December 29, 2006, to which Borrower and Lender are parties shall apply to the indemnification set forth in Sections 9(a) and 9(b) above.

10. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower, to: Irvine Sensors Corporation, 3001 Red Hill Avenue, Costa Mesa, CA 92650, Attn: Chief Financial Officer, telecopier: (714) 444-8773, with a copy by telecopier only to: Dorsey & Whitney LLP, 38 Technology Drive, Irvine, CA 92618, Attn: Ellen S. Bancroft, Esq., telecopier: (949) 932-3601, and (ii) if to the Lender, to: Longview Fund, L.P., 600 Montgomery Street, 44th Floor, San Francisco, CA 94111, Attn: S. Michael Rudolph, telecopier: (415) 981-5301, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier: (212) 697-3575.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Except as set forth or referred to herein, all other agreements to which the Borrower, Lender, Subsidiaries, and Affiliates are parties remain in full force and effect and unmodified. Neither the Borrower nor Lender has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Borrower shall be assigned without prior notice to and the written consent of Lender.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Borrower agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e) Specific Enforcement, Consent to Jurisdiction. The Borrower and Lender acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 10(d) hereof, each of the Borrower, Lender and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.

(g) Default and Waiver. The Borrower acknowledges that (i) the failure to obtain the Lender’s and Alpha’s consent to the Borrower’s issuance on May 16, 2007 of a warrant to purchase up to 200,000 shares of common stock is a technical default under the Subscription Agreement (the “Consent Default”), and (ii) the failure to register shares of Common Stock issued or issuable to Lender constitutes a technical default under the Subscription Agreement and the Registration Rights Agreement dated December 29, 2006 but shall not be deemed to be to be a cross default for purposes of the Note. The Lender waives such failures solely for purposes of accelerating or requiring repurchase of the obligations under any agreement or instrument between the Borrower and/or its subsidiaries and the Lender and/or Alpha, triggering default interest under any such agreement or instrument (but only with respect to the Consent Default), exercising remedies with respect to collateral (including without limitation account collections, settlements, adjustments or compromises, returned inventory, and inspection, audit and appraisal) securing the obligations under any such agreement or instrument, claiming a cross-default under any such agreement or instrument, tolling any restriction periods in any such agreement or instrument, preventing the payment of interest in shares of Borrower’s common stock under any such agreement or instrument (but only with respect to the Consent Default), or preventing Borrower’s ability to repurchase stock from former employees or directors of Borrower under any such agreement or instrument. Notwithstanding the foregoing, (i) such waiver of the failure to register the shares of Common Stock issued or issuable to Lender shall not constitute a waiver of any default interest or liquidated damages that may have accrued or will accrue with respect to such default ; (ii) such waiver shall continue only so long as Tim Looney, TWL Group, L.P. or their Affiliates do not attempt to accelerate or collect any obligations owed to them by Borrower or Optex Systems, Inc. nor foreclose on any of their security interests in any of the assets of Borrower, Optex Systems, Inc. or their Subsidiaries; and (iii) subject to the foregoing, Lender hereby agrees to extend the deadline to register any such shares until October 19, 2007. Except as specifically set forth herein or in the Note, no provision of this Agreement shall be deemed a waiver of any default by the Borrower under any other agreement between the Borrower and/or a Subsidiary and the Lender.

(h) Application of Payments. Anything in any Transaction Document to the contrary notwithstanding, Lender, at Lender’s sole discretion and election, may apply any payment received from or on behalf of Borrower or any Subsidiary to any component or components of any obligation owed by Borrower or a Subsidiary to Lender pursuant to the Transaction Documents or any other source, in any sequence elected by Lender. The foregoing notwithstanding, payment of the Redemption Amount described in Section 3 of the Note shall be applied as described in Section 3 of the Note.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower and Lender have entered into this Loan Agreement as of July 19, 2007.

IRVINE SENSORS CORPORATION (“Borrower”) a Delaware corporation

/s/John C. Carson
(Signature)
Name:	John C. Carson
Title:	President and CEO

LONGVIEW FUND, LP (“Lender”)
600 Montgomery Street, 44th Floor San Francisco, CA 94111 Fax: (415) 981-5301

/s/ S. Michael Rudolph
(Signature)
Name:	S. Michael Rudolph
Title:	CFO Investment Adviser

[SIGNATURE PAGE TO LONGVIEW LOAN AGREEMENT]

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B	Form of Class B Warrant

Schedule 4(a)	Subsidiaries

Schedule 4(d)	Additional Issuances/Capitalization

Schedule 4(e)	Consents

Schedule 4(f)	No Violation or Conflict

Schedule 4(p)	Accountants and Lawyers

Schedule 4(q)	Exceptions to Incorporation by Reference

Schedule 4(r)	Subsidiary Representations

Schedule 4(s)	Transfer Agent